Exhibit 99.1

MEDIA CONTACT:	Glen Ponczak +1 414 524 2375 Glen.L.Ponczak@jci.com

INVESTOR CONTACT	Mark Oswald +1 734.254.3372 Mark.A.Oswald@jci.com

Adient Announces $2.0 Billion Private Placement of USD and EUR Senior Notes and Closing of Credit Facilities

New Financing in Connection with Planned Spin-off from Johnson Controls

MILWAUKEE, July 29, 2016 — Johnson Controls (NYSE: JCI) today announced key elements of the financing strategy for Adient, the automotive seating and interiors business that it plans to spin-off on October 31, 2016.

Adient intends to offer, subject to market and other conditions, approximately $2.0 billion aggregate principal amount of dollar-denominated unsecured Notes due 2026 and euro-denominated unsecured Notes due 2024, through a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The notes will be issued by Adient Global Holdings Ltd, a wholly owned subsidiary of Johnson Controls that will be transferred to Adient in connection with the planned spin-off.

Additionally, on July 27, 2016, Adient Global Holdings Ltd closed its new senior secured credit facilities comprised of a $1.5 billion term loan A facility and a $1.5 billion revolving credit facility. The net proceeds of the offering and the new credit facilities are intended to be used to make approximately $3.0 billion in cash transfers to Johnson Controls in connection with the spin-off.  Adient will use any remaining proceeds for general corporate purposes.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Notes will be offered and sold in reliance on an exemption from the registration requirements provided by Rule 144A under the Securities Act and to investors outside the United States pursuant to Regulation S under the Securities Act.  None of the Notes and such guarantees have been registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and the securities laws of any applicable state or other jurisdiction.

About Johnson Controls:

Johnson Controls is a global diversified technology and industrial leader serving customers in more than 150 countries. Our 150,000 employees create quality products, services and solutions to optimize energy and operational efficiencies of buildings; lead-acid automotive batteries and advanced batteries for hybrid and electric vehicles; and seating components and systems for automobiles. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. Through our growth strategies and by increasing market share we are committed to delivering value to shareholders and making our customers successful. In 2015, Corporate Responsibility Magazine recognized Johnson Controls as the #14 company in its annual “100 Best Corporate Citizens” list.

Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls, Inc. has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, “deemed “forward-looking statements”“ within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Johnson Controls’’ or the combined company’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to:  the capital markets generally and whether Adient and AGH will offer the Notes or consummate the offering, the anticipated terms of the Notes and the anticipated use of proceeds, uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Johnson Controls and Adient, the ability of both companies to meet debt service requirements, the availability and terms of financing and expectations of credit rating, the risk that disruptions from the spin-off will harm Johnson Controls’ business, competitive responses to the spin-off, general economic and business conditions that affect Johnson Controls and Adient following the spin-off, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements.  A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled

“Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2015 filed with the SEC on November 18, 2015  and Johnson Controls’ quarterly reports on Form 10-Q filed with the SEC after such date, available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab, as well as the Form 10 registration statement filed by Adient Limited and the amendments thereto. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are only made as of the date of this document, unless otherwise specified, and, except as required by law, and Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

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